Exhibit 10.8

LEASE

ARTICLE I - PARTIES

THE ROUTE 495 COMMERCE PARK LIMITED PARTNERSHIP, a limited partnership established under the laws of the Commonwealth of Massachusetts, BY JON BOVARNICK, AGENT FOR GENERAL PARTNER, DAVID BOVARNICK, having a usual place of business at 56 Kearney Road, Needham, Massachusetts 02494 (hereinafter “LESSOR”), which expression shall include its representatives, successors and assigns where the context so admits, does hereby lease to SPRING BANK PHARMACEUTICALS, INC., a Massachusetts business corporation with a place of business at 113 Cedar Street, Suite S-7. Milford, Massachusetts (hereinafter “LESSEE”), which expression shall include its successors, assigns, and representatives, and the LESSEE hereby leases the following premises described in Article II.

ARTICLE II - PREMISES

A portion of the South Building in the Route 495 Commerce Park, which property comprises two land parcels, with buildings and improvements thereon, and is known as, and situated at, 113-115 Cedar Street, Milford, MA (hereinafter the land and buildings are referred to as “495 Commerce Park”), known as Suite S-7, located at 113 Cedar Street, Milford, Massachusetts, together with the improvements thereto (hereinafter known as the “Leased Premises”) consisting of approximately 5,750 square feet, more or less, together with the right to use in common with others entitled thereto, the parking area and sidewalks and other common facilities and areas of the office/industrial/warehouse building. This Lease is subject to the known easements, restrictions, agreements and encumbrances of record. The Leased Premises are delivered in “as is” condition, with all building systems in good working order and repair, and the Premises will be in broom clean condition. Notwithstanding the foregoing, LESSOR shall install new carpet throughout the Premises, shall apply a fresh coat of paint throughout the Premises, shall add a kitchenette, in a mutually agreed location, and shall replace light bulbs in existing lighting fixtures. With Landlord’s prior written consent, Tenant will be entitled to complete their own Tenant Improvements at Tenant’s sole expense. Tenant’s Improvements shall include, however, will not be limited to the following: Replace two (2) existing six (6) foot fume hoods, Add two (2) to three (3) additional fume hoods and upgrade the corresponding plumbing and add additional benches.

ARTICLE III - TERM

The term of this Lease shall be for Three (3) years (the “Lease Term” or “Term”), as hereinafter provided, commencing upon substantial completion of LESSOR’S responsibilities to improve the Premises, which date the parties agree to memorialize by letter agreement and which shall be on or before April 1, 2013 (the “Commencement Date”), and terminating thirty-six months from the Commencement Date (the “Termination Date”). In the event this Lease commences on a day other than the first of the month, then rent shall be immediately paid for such fractional month, prorated on the basis of a thirty (30) day month, and the term of the Lease shall be deemed to commence on the first day of the calendar month next succeeding. By taking occupancy of the Leased Premises, LESSEE shall be deemed to have accepted the Leased Premises, to have acknowledged that the same are in the condition called hereunder, and to have agreed that as of that time, all of the obligations of the LESSOR imposed under this Lease shall have been performed.

If LESSEE shall be in possession of the Leased Premises or shall not be in breach of any of the terms and conditions set forth in this Lease, at any time during the last year of this Lease Term, then LESSEE shall have the option to renew this Lease for an additional Three (3) Year Term, subject to the Parties rent agreement to establish Rent during the Option Term and as set forth in Paragraph 4.1 below. LESSEE shall be obligated to notify the LESSOR in writing, by Certified Mail, Return Receipt Request, and by e-mail to LESSOR (geminihomes@yahoo.com), and to its attorney (jbovarnick84@gmail.com), on or before April 30, 2015.

ARTICLE IV - RENT

4.1 LESSEE hereby covenants and agrees to pay to LESSOR, without billing or demand and without offset, reduction or counterclaim whatsoever, the fixed minimum rent, during the Term of this Lease, of ONE HUNDRED FIFTY-NINE THOUSAND FIVE HUNDRED SIXTY-TWO AND 50/100 ($159,562.50) DOLLARS (hereinafter the “Minimum Rent” or “Rent”), as follows:

Commencing February 1, 2013, and during the first year of the Lease Term, LESSEE shall pay to LESSOR a Minimum Annual Rent of FIFTY-ONE THOUSAND SEVEN HUNDRED FIFTY ($51,750.00) DOLLARS, payable in TWELVE (12) equal, monthly, installments of Four Thousand Three Hundred Twelve and 50/100 ($4,312.50) Dollars, in advance on the first day of each calendar month.

Commencing February 1, 2014, and during the second year of the Lease Term, LESSEE shall pay to LESSOR a Minimum Annual Rent of FIFTY-THREE THOUSAND ONE HUNDRED EIGHTY-SEVEN AND 50/100 ($53,187.50) DOLLARS, payable in TWELVE (12) equal, monthly, installments of Four Thousand Four Hundred Thirty-Two and 30/100 ($4,432.50) Dollars, in advance on the first day of each calendar month.

Commencing February 1, 2015, and during the third year of the Lease Term, LESSEE shall pay to LESSOR a Minimum Annual Rent of FIFTY-FOUR THOUSAND SIX HUNDRED TWENTY-FIVE AND 00/100 ($54,625.00) DOLLARS, payable in TWELVE (12) equal, monthly, installments of Four Thousand Five Hundred Fifty-Two and 09/100 ($4,552.09) Dollars, in advance on the first day of each calendar month.

During the Three (3) year option, Base Rent shall be set at fair market value rent but in no event shall Base Rent be less than LESSEE’s Rent paid during the third year of the Term. The parties shall work together and agree upon the Rent during the Option Period as an additional conditional for LESSEE having the right to extend the Lease Term. The fair market value Rent agreement shall be in writing and executed by the parties on or before June 30, 2015.

4.2 This lease is a triple net Lease and during the Term of this Lease, and during any Extended Term, the LESSEE shall pay the additional rent described herein (“Triple Net”). The LESSEE hereby covenants and agrees to pay additional rent (hereinafter “Additional Rent”), above the Minimum Rent, Ten and Three Tenths (10.30%) Percent (hereinafter referred to as “LESSEE’S Proportionate Share for CAM”), for all common area maintenance expenses attributable to the operation and maintenance of 495 Commerce Park including, but not limited to, the following:

a. LESSEE shall pay to the LESSOR, as Additional Rent hereunder, LESSEE’S Proportionate Share of all CAM charges (excluding maintenance to be performed by LESSOR, as described in Article 10.2) including, but not limited to, charges not billed directly to LESSEE, for utilities, fuel, water, sewer, telephone, management fees and electricity furnished for the heating and lighting of common areas and facilities; snow plowing, shoveling, removal, and salting; waste removal; cost of cleaning, maintenance and repairs; landscape maintenance and replacement of trees, shrubs, plants and grass; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining, replacing and repairing the land, buildings and improvements (which payments may be made to affiliates of LESSOR provided the same are at reasonable rates); the cost to procure all types of insurance used and useful in the operation of 495 Commerce Park including, but not limited to, casualty, fire, liability, theft and workman’s compensation; any charge levied by any governmental authority as an inspection, operating permit or license, or user fee or charge and not otherwise included in LESSOR’S real estate taxes; and other reasonable and necessary expenses paid in connection with the management, operation, maintenance, and repair of 495 Commerce Park (collectively the foregoing costs and expenses may be referred to as “Common Area Maintenance Expenses” or “CAM”).

b. With respect to each Fiscal Tax Year, or portion thereof, during the Term, beginning July 1 of each year, the LESSEE shall pay to the LESSOR, as Additional Rent hereunder, Ten and Three Tenths (10.30%) Percent (hereinafter referred to as “LESSEE’S Proportionate Share for Real Estate Taxes”), of any and all real estate taxes, impositions, charges, levies, assessments, and special assessments of every kind and nature assessed by any governmental authority on the buildings, all of the land and all improvements in, on, or under, 495 Commerce Park including reasonable expenses of any proceeding for abatement of taxes. This payment of Additional Rent shall be prorated should this Lease or any extension thereof terminate before the end of any fiscal year. LESSEE shall make payments on a quarterly basis, as determined by the billing method used by the Town of Milford, within ten (10) days of written notice from LESSOR that such taxes are payable by LESSOR.

c. All Additional Rent for CAM, for Real Estate Taxes, and for any other monetary lease obligation set forth as Additional Rent, shall be due within ten (10) days of LESSOR’S presentation of a bill to LESSEE for any and all of the common area maintenance expenses, taxes, and costs. In the event that the current available commercial/industrial office space in 495 Commerce Park is increased, then LESSEE’S Proportionate Share will be adjusted so that LESSEE will not be charged for the operating costs of the increased space.

d. If, with respect to any calendar year or fraction thereof, during the Term, LESSOR so notifies LESSEE, then LESSEE shall thereafter pay, as Additional Rent, estimated CAM charges equal to 1/12th of the estimated LESSEE’S Proportionate Share of such CAM charges for the respective calendar year; such payments to be made monthly, at the time and in the fashion herein provided for the payment of the Minimum Annual Rent, with any required additional payment by LESSEE to be made within ten (10) days after the statement of CAM charges is delivered to LESSEE. At the time that LESSOR delivers CAM bills to the LESSEE, LESSOR shall provide a statement for each such billing period showing the CAM charges and, where applicable, LESSOR and LESSEE shall make adjustments for any deficiencies or overages.

If any installment of Rent, whether fixed or additional, is not paid within Five (5) days of its due date then LESSEE shall pay a late charge of Five (5.0%) percent of the total amount of Rent or Additional Rent outstanding for each and every month that the obligation remains unpaid from such due date until the date of payment; which charge shall be immediately due and payable as further Additional Rent. LESSOR shall provide a written notice, at least once annually of any outstanding rent balance.

ARTICLE V - UTILITIES

LESSEE shall pay, directly to the utility company, promptly when due, all bills for water, sewer, electricity, heat and air conditioning and all other utilities that arc furnished to the Leased Premises and separately billed and metered. If the utilities are not separately metered, then LESSEE shall pay Ten and Three Tenths (10.30%) Percent, as its Proportionate Share, of the total amount due for any shared utility service. LESSOR shall have no obligation to provide utilities or equipment within the Leased Premises except for those utilities that are provided as of the Commencement Date of this Lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be at LESSEE’S sole obligation, provided that such installation shall be subject to LESSOR’S written consent, which shall not be unreasonable withheld.

ARTICLE VI - SECURITY DEPOSIT

Upon execution of this Lease, the LESSEE shall pay a security deposit of $4,552.00. The deposit shall be held by LESSOR, without liability for interest, as security for the LESSEE’S performance as herein provided and refunded to LESSEE as described hereinbelow. In all other respects, the Security Deposit will be returned to LESSEE thirty (30) days after LESSEE has vacated the Leased Premises provided LESSOR is reasonably satisfied with the condition of said Leased Premises, reasonable wear and tear excepted.

If all or any part of the Security Deposit is applied to an obligation of LESSEE hereunder, LESSEE shall immediately upon request by LESSOR restore the Security Deposit to the amount held. It shall be deemed an event of default if LESSEE fails to immediately restore the Security Deposit to the then full amount. LESSEE shall not have the right to call upon LESSOR to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of LESSEE, but such use shall be solely in the discretion of LESSOR. Upon any conveyance by LESSOR of its interest under this Lease, the Security Deposit shall be delivered by LESSOR to LESSOR’S grantee or transferee. Upon any such delivery, LESSEE hereby releases LESSOR, herein named, of any and all liability with respect to the Security Deposit, its application and return, and LESSEE agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees.

ARTICLE VII - USE OF LEASED PREMISES

The LESSEE shall use the Leased Premises solely for the following purposes: research and development and related office and administrative functions. LESSEE shall be entitled to use only 10.30% of the parking spaces, on an unreserved basis, existing as of the date hereof. LESSEE may install an alarm system at its own cost and expense with a duly qualified alarm company provided same docs not interfere with the electrical and lighting systems of the Premises and 495 Commerce Park and provided that LESSOR is given an alarm code to obtain access to the Premises, whenever applicable.

LESSEE shall conform to all reasonable rules and regulations now or hereafter promulgated, if any, by LESSOR for the care and use of the Leased Premises and for 495 Commerce Park as uniformly enforced against all tenants or occupants of said Park.

LESSEE shall keep the Leased Premises equipped with all safety appliances and permits, which relate to LESSEE’S particular use of the Leased Premises or as required by law, ordinance, order or regulation of any public authority. LESSEE shall keep the Leased Premises equipped at all times with adequate fire extinguishers and other such equipment reasonably required by LESSOR and, upon notice by LESSOR, shall make all repairs, alterations, replacements, or additions so required.

LESSEE will not bring into or install in the Leased Premises any heavy equipment or machines without the prior approval of LESSOR as to methods of transportation and installation (LESSOR may prohibit installation if the weight of any such item will exceed weight limits which the floors were designed to carry or bear, or if LESSOR decides that the same will cause vibration or noise to be transmitted to the building structure or to areas outside the Leased

Premises), nor shall Tenant move any substantial portion of any equipment, machines or trade fixture into or out of the Building except by prior arrangement with and approval of LESSOR, said approval not to be unreasonably withheld, and by reimbursing LESSOR for any expenses and cost incurred in connection therewith. LESSOR agrees that LESSEE shall have the right to install and/or replace, at its sole cost and expense, and with advanced written consent by LESSOR, and only after obtaining all state and municipal licenses, approvals, and permits, two existing six (6) foot fume hoods, two or three additional fume hoods and may upgrade the plumbing required for the fume hoods, and additional benches. Prior to LESSOR’s consent, which consent maybe withheld or delayed until LESSOR is satisfied, LESSEE shall submit to the Town of Milford and to LESSOR all plans, drawings, and schematics to show the location of each installations and improvement and shall highlight for LESSOR any impact that any improvements or installations may have on the land, the Buildings, 495 Commerce Park, and all guests, invitees, tenants, and occupants.

ARTICLE VIII - COMPLIANCE WITH LAWS

The LESSEE acknowledges that no trade, business or occupation shall be conducted in the Leased Premises or use made thereof which will be unlawful, improper, noisy or offensive, based upon a reasonable, objective standard, or contrary to any federal or state law or any municipal by-law or ordinance in force in the Town of Milford. The LESSEE is hereby obligated to obtain any and all licenses and permits from any and all governmental departments and agencies which are necessary for conducting LESSEE’S business operations and uses on or about the Leased Premises. The LESSEE shall not violate the provisions of Massachusetts General Law Chapter 21E (Hazardous Waste) by causing hazardous waste to be generated, produced or stored on or about 495 Commerce Park. In the event that hazardous waste is discovered on or about said Park and it is attributable to LESSEE’S operations, LESSEE shall pay all costs and expenses and be subject to all liability resulting from the removal and cleanup of said waste. LESSEE shall indemnify, defend and hold LESSOR harmless for any and all liability arising from such hazardous waste, including costs, expenses and reasonable attorneys’ fees.

ARTICLE IX - FIRE INSURANCE

The LESSEE shall not permit any use of the Leased Premises which will make voidable any insurance on the Buildings and Common areas and facilities of 495 Commerce Park or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other Lessees, for all extra insurance premiums charged by the insurance companies which result from the LESSEE’S use of the premises.

ARTICLE X - MAINTENANCE

10.1 LESSEE’S OBLIGATIONS:

The LESSEE agrees to maintain the Leased Premises in as good condition as is on the Commencement Date and during the Term of this Lease, damage by fire and other casualty, taking by eminent domain, and reasonable wear and tear only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging that the Leased Premises are now in good order and the glass whole. The LESSEE shall not permit the Leased Premises to be overloaded, damaged, stripped or defaced, nor suffer any waste. LESSEE shall maintain the Leased Premises in a neat, clean and orderly condition at all times during this Lease Term or any extension thereof. LESSEE shall not make any use of the Premises and 495 Commerce Park which is improper, offensive or contrary to any law or ordinance or which will invalidate any of the LESSOR’s insurance and not to conduct any auction, fire, “going out of business” or bankruptcy sales.

The LESSEE shall be responsible for maintaining and repairing, and all attendant costs and expenses related thereto, all of the common areas and facilities of which the Leased Premises shall have the exclusive use and benefit including, but not limited to, the air conditioning unit(s) and duct work, all plumbing and electrical work which is not covered by any insurance. LESSEE shall hire and pay an HVAC contractor who shall perform maintenance and monitor the HVAC system.

10.2 LESSOR’S OBLIGATIONS:

The LESSOR agrees to maintain and repair the roof including, but not limited to, keeping the roof free from the leaking and penetration of rain water. Also, LESSOR agrees to maintain the exterior walls, floor slabs, and other structural components of the Leased Premises necessary to keep them in such good working order and condition as they are on the Commencement Date hereof, or as they may be put in during the term of this Lease, reasonable wear and tear and damage by fire and other casualty excepted, unless such maintenance or repair so required is due to LESSEE’S negligence or the negligence of any employee, agent, or servant or any entity or individual for whose conduct the LESSEE is legally responsible. The shoveling and salting of snow and ice form the sidewalks bordering upon the Leased premises shall be LESSOR’S responsibility.

ARTICLE XI - ALTERATIONS

The LESSEE shall not make structural alterations or additions to the Leased Premises, nor erect or paint any sign or other identification on any window or part of Leased Premises but may make non-structural alterations provided the LESSOR consents prior thereto in writing, which consent shall not be unreasonably withheld or delayed. The LESSEE shall obtain any and all permits, licenses and approvals from all governmental departments and agencies prior to the commencement of any alteration. All such allowed alterations shall be in conformity with all state and municipal building codes, regulations and by-laws, shall be made at the LESSEE’S sole cost and expense and shall be completed in a first class and professional workmanlike manner within a reasonable time after permits are obtained or, if permits are not required, after LESSOR’S consent is made.

LESSEE shall not permit any mechanic’s liens, or similar liens, to remain upon the Leased Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such Lien to be released and an instrument evidencing discharge of same to be recorded forthwith without any cost to LESSOR. LESSEE shall indemnify, save and hold LESSOR harmless from any and all losses, claims, liens, liabilities, damages, injuries to persons or property, real or personal, and expenses arising from any structural, plumbing, heating, mechanical and electrical problems directly or indirectly related to any alterations. If LESSOR incurs any damages, costs and expenses, including reasonable attorney’s fees, then LESSEE shall pay the LESSOR those sums so incurred as Additional Rent.

Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein. However, LESSEE shall be entitled to and responsible for removing its own trade equipment and furniture and shall pay for any damages caused to the Leased Premises by the removal of said property. Any additional work required for LESSEE to use the Leased Premises for the intended purpose shall be at the sole cost and expense of LESSEE.

ARTICLE XII - ASSIGNMENT/SUBLEASING

The LESSEE shall not assign, sublet or license the Leased Premises (all of the foregoing actions are so referred to as an “Assignment”), without first obtaining the LESSOR’S prior written consent; which consent may be withheld. If LESSOR consents to any Assignment then LESSEE shall remain directly and primarily obligated to LESSOR for the payment of all Rent, Additional Rent and for the full performance of all of the terms, obligations, covenants and conditions of this Lease until the lease expires unless LESSOR agrees to execute a written instrument releasing LESSEE from said obligations.

The consent referred to in the foregoing paragraph shall not be required in the case of an Assignment to a parent, subsidiary, other corporation affiliated with the LESSEE or to an entity into which the LESSEE is merged or to an entity which acquires all or substantially all of the assets of LESSEE if, and only if, the financial stability and net worth of the new entity is at least equal to that of the LESSEE. LESSEE shall not offer to make or enter into negotiations with respect to an Assignment to any party which would be of such type, character or condition as to be inappropriate as a lessee for a first class office/industrial/warehouse building.

LESSEE shall not offer to make or make an Assignment of any portion of the Leased Premises unless Rent owed, whether fixed or additional, and all obligations due hereunder have been paid and satisfied in full and unless the aggregate rent and other charges payable to LESSEE under such Assignment equal or exceed the Minimum Annual Rent, Additional Rent and other charges payable hereunder. LESSEE’S request for consent to an Assignment shall be delivered to LESSOR thirty (30) days prior to the date of the Assignment and said request shall include a copy of the proposed instrument of Assignment, if available, or else a statement of the proposed Assignment in form satisfactory to LESSOR.

LESSEE shall pay to LESSOR, as Additional Rent, LESSOR’S reasonable legal fees and other expenses incurred per proposed Assignment, including fees for review of documents.

If an Assignment occurs then LESSOR may, at any time and from time to time, require that such assignee, subtenant, licensee or occupant (collectively “Assignee”) agree directly with LESSOR to be liable, jointly and severally with LESSEE, for the performance of all LESSEE’S agreements under this Lease (including payment of Rent). LESSOR may collect Rent and other charges from the Assignee and apply the net amount collected to the Rent and other charges herein reserved, but no such assignment or collection shall be deemed a waiver of the provisions herein contained, or the acceptance of the Assignee as a LESSEE, or a release of LESSEE from direct and primary liability for the further performance of any term, condition or covenant on the part of LESSEE herein contained. The consent by LESSOR to an Assignment shall not relieve LESSEE from obtaining the express consent of LESSOR to any further Assignment.

ARTICLE XIII - SUBORDINATION

This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, which now or at any time hereafter, become a lien or liens on the property of which the Leased Premises are a part. This Article shall be self-operative and no further instruments or subordination shall be required. In confirmation of such subordination, LESSEE shall, when requested by LESSOR or any mortgagee or their respective successors, promptly execute and deliver such written instruments as shall be necessary to show, acknowledge or confirm the subordination of this Lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage. If LESSEE fully performs its obligations under the Lease then, with respect to any mortgage or instrument, now or hereafter, becoming a lien or liens on 495 commerce Park, LESSEE’S obligation to subordinate to such mortgage or other instrument shall be conditioned upon the mortgagee agreeing not to unreasonably disturb or interfere with LESSEE’S rights, LESSEE’S quiet enjoyment or with LESSEE’S possession of the Leased premises. Notwithstanding the foregoing, LESSEE shall not unreasonably withhold or delay executing a subordination agreement if the lender presents a standard subordination and non-interference agreement utilized industry wide.

ARTICLE XIV - LESSOR’S ACCESS AND INSPECTION

The LESSOR, its employees, agents and servants, may at reasonable times, with reasonable notice, or in emergency situations, enter all parts of the Leased Premises; to inspect the same; to enforce or carry out any provision of the Lease; to remove placards and signs not approved and affixed, as herein provided, only after LESSOR provides written notice to LESSEE to remove said placards or signs within ten (10) days and LESSEE fails to act; to make repairs and alterations as LESSOR should elect to do; to show the Leased Premises to others during normal business hours; and at any time within nine (9) months before the expiration of the term, to affix to the signs of the corporate park, ground signs or the blank wall of the Building facing Route 495 a notice for letting or selling the Leased Premises and keep the same so affixed without hindrance or molestation.

ARTICLE XV - INDEMNIFICATION

The LESSEE shall indemnify, save and hold the LESSOR harmless from all loss and damage suffered by LESSEE arising from LESSEE’S use of the Leased Premises, from the discovery of hazardous waste pursuant to Article VIII, by the use or escape of water, by the bursting of pipes, and from any claim, liability, or damage resulting from neglect in not removing snow and ice from the roof of the building or by any nuisance made or suffered on the Leased Premises, unless such loss is caused solely by the gross negligence of the LESSOR.

All furnishings, fixtures, equipment, effects and property of every kind, nature and description of LESSEE and of all persons claiming by, through or under LESSEE which, during the Term of this Lease or any occupancy of the Leased Premises by LESSEE elsewhere in the Building, shall be at the sole risk and hazard of LESSEE, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or the pipes, by theft or from any other cause, no part of said loss or damage whatsoever is to be charged to or be borne by LESSOR, except that LESSOR shall in no event be indemnified, held harmless and exonerated from any liability to LESSEE or to other person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law or to the extent the loss or liability is due to the gross negligence of LESSOR, its agents or employees.

ARTICLE XVI - LESSEE’S LIABILITY INSURANCE

The LESSEE shall maintain, with respect to the Leased premises, public liability insurance in the amount of $1,000,000.00 with property damage insurance in limits of $1,000,000.00 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR, parties designated by LESSOR and LESSEE, as their respective interests appear, against all claims, demands or actions for injury or death to persons or damage to property as provided (such amounts may, from time to time, be reasonably increased by LESSOR). The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the Term, and thereafter within twenty (20) days prior to the expiration of any such policies. All such insurance certificates shall name the LESSOR as an additional named insured and they shall not be canceled without at least twenty (20) days prior written notice, sent by Certified Mail, return receipt requested, postage prepaid, to each insured named therein and to the insured’s counsel.

LESSEE shall maintain Worker’s Compensation Insurance so that all LESSEE’S employees, working in or around the Leased Premises, are covered by Worker’s Compensation Insurance in statutory amounts and LESSEE shall furnish LESSOR with certificates evidencing the procurement of said insurance.

If LESSEE fails to comply with any of the foregoing requirements, LESSOR may, after ten (10) days written notice to LESSEE, obtain such insurance on behalf of LESSEE and may keep the same in effect, and LESSEE shall pay LESSOR as additional Rent, the Premium costs thereunder upon demand.

ARTICLE XVII - FIRE, CASUALTY/EMINENT DOMAIN

Should thirty-five (35%) percent or more of LESSEE’S Premises become totally inoperative for more than thirty (30) days due to damage to the Leased Premises caused by fire or other casualty, LESSEE shall notify LESSOR in writing within ten (10) days following said thirty (30) day period. Upon receipt of said notice, LESSEE at its sole discretion may terminate said Lease by giving a written notice of its intent to terminate to LESSOR.

If there is an eminent domain taking of thirty-five (35%) percent of LESSEE’S space and LESSEE is prohibited from having legal access to the Leased Premises, then LESSEE has the right to terminate the lease and vacate the premises unless LESSOR can provide comparable production facilities or parking space in or near 495 Commerce Park. The comparable facilities shall be mutually acceptable to the parties hereto; which means that the new space shall be of sufficient size to permit LESSEE to have one hundred (100%) percent of the capacity LESSEE possessed prior to said taking.

LESSOR shall maintain all risk insurance, upon the building in which the leased premises is situated, with limits not less than full replacement cost. LESSEE shall pay, as additional rent, to LESSOR, LESSEE’S proportionate share of the premiums paid for such insurance within ten (10) days upon receipt of LESSOR’S invoice.

ARTICLE XVIII - DEFAULT AND BANKRUPTCY

An event of Default shall occur if:

(a)	The LESSEE shall have failed to make any payment of Rent, Additional Rent or other sum herein specified within Five (5) days of its due date; or

(b)	The LESSEE shall breach the observance or performance of any other of the LESSEE’S covenants, agreements, or obligations hereunder and such breach shall not be corrected with (30) days after written notice thereof; or

(c)	The LESSEE shall be declared bankrupt or insolvent according to law, be in receivership or if any assignment shall be made of LESSEE’S property for the benefit of creditors, then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take immediate and complete control and possession of the Leased Premises, to declare the term of this Lease ended, and remove the LESSEE’S effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payment, which the LESSOR may incur by reason of such termination during the residue of the term.

If the LESSEE shall default, after reasonable notice thereof, except in the case of the payment of Rent, Additional Rent or any other sum due hereunder, in the observance or performance of any conditions or covenants on LESSEE’S part to be observed or performed under or by virtue of any of the provisions in any article of this Lease, then LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If LESSEE is in default of any term, condition or covenant of this Lease or if the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, then such sums owed by LESSEE, paid or obligations incurred, shall be paid to the LESSOR by the LESSEE as Additional Rent with costs and interest at the rate of twenty (20%) per cent per annum.

ARTICLE XIX - NOTICE

All written notices, correspondence, Rent and Additional shall be paid and/or sent to the LESSOR at 56 Kearney Road, Needham, Massachusetts 02494, with a copy of all written notices and correspondence to Jeffrey S. Bovarnick, Esq., by e-mail to jbovarnick84@gmail.com. All notices shall be sent to LESSEE at 113 Cedar Street, Suite S-7, Milford, Massachusetts 01757. Any notice given from either the LESSOR or LESSEE relating to the Leased Premises or to the occupancy thereof, shall be deemed duly served if in hand, by overnight courier with receipt or if addressed and mailed to the other party at the respective addresses herein contained, by registered or certified mail, return receipt requested, postage prepaid, or at such other addresses as the parties may from time to time advise in writing.

ARTICLE XX - SURRENDER

The LESSEE shall at the expiration or other termination of this Lease peaceably give up and surrender the Leased Premises without the requirement of any notice. Further, the LESSEE shall surrender carpeting, any electrical meters, alarm systems, and all fixtures and work

(including partitions) in any way built-in or otherwise attached to the Leased Premises, as property of LESSOR, except such trade fixtures and work LESSOR shall direct LESSEE to remove or which LESSEE may remove without causing damages, losses, claims or injuries to persons or property. LESSEE shall restore and repair all damages, losses, and injuries to persons and property including the Premises, and LESSEE shall indemnify, save and hold LESSOR harmless from any and all losses, claims, liabilities, damages, injuries to persons or property, real or personal, and expenses arising from any removal of personal property; which sums shall be paid by LESSEE as Additional Rent. LESSEE shall remove all LESSEE’S good and effects from the Leased Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Leased Premises). LESSEE shall deliver to the LESSOR the Leased Premises in a good and broom clean condition (ready for future occupancy or the next Lessee), shall deliver all keys and locks thereto and other fixtures connected therewith and all alterations and additions made to or upon the Leased Premises, damage by fire or other casualty and reasonable wear and tear only excepted.

In the event of the LESSEE’S failure to remove any of LESSEE’S property from the Premises, LESSOR is hereby authorized without the liability to LESSEE for loss and damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE’S expense, or to retain same under LESSOR’S control or to sell at public or private sale, without notice of any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

If the LESSEE fails to surrender, vacate and deliver-up the Premises either after a default, agreement, judgment for possession or at the Lease Termination Date then LESSEE shall pay LESSOR Rent equal to one and half (1  1⁄2) times the Rent in effect at the time of the holdover until the date that LESSEE completely vacates the Premises together with all costs, expenses, consequential damages and reasonable attorneys’ fees incurred by LESSOR.

ARTICLE XXI - INTERRUPTIONS

LESSOR shall not be liable to LESSEE for compensation or reduction of any Rent due hereunder by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of LESSOR or its agents entering the Leased Premises for repairing the Leased Premises or any portion of the Building or Parking Lot however the necessity arises. In case LESSOR is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on LESSOR’S part, by reason of any cause beyond LESSOR’S control, including, without limitation, strike, lockout, breakdown, accident, order or regulation by or of any governmental authority, or failure of supply, or due to any act or neglect of LESSEE, LESSOR shall not be liable to LESSEE therefor, nor shall LESSEE be entitled to any abatement or reduction of any Rent by reason thereof, nor shall the same give rise to a claim in LESSEE’S favor that such failure constitutes actual or constructive, total or partial, eviction from the Leased Premises.

LESSOR reserves the right to temporarily stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, LESSOR will give LESSEE reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to LESSEE by reason thereof.

LESSOR agrees to use reasonable efforts to remedy the cause of any interruption, stoppage, suspension or delay described herein as soon as reasonably possible under the circumstances.

ARTICLE XXII - COVENANT OF QUIET ENJOYMENT

LESSOR hereby warrants that it and no other person or corporation has the right to Lease the Leased Premises hereby demised. So long as LESSEE shall perform each and every covenant to be performed by LESSEE hereunder and not be in default of any such term, covenant or obligation, LESSEE shall have peaceful and quiet possession of the Leased Premises without hindrance on the part of the LESSOR or anyone claiming by, through or under LESSOR.

ARTICLE XXIII - NON WAIVER

No reference to any specific right or remedy shall preclude LESSOR from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled either at law or in equity.

LESSOR’S failure to insist upon a strict performance of any covenant of this Lease or to exercise any option to right herein contained shall not be a waiver of relinquishment for the future of such covenant, right or option, but the same shall remain in full force and effect.

ARTICLE XXIV - CAPTIONS AND HEADINGS

The captions and headings used herein are intended only for the convenience of the reference and are not to be used in construing this instrument. This Agreement shall be binding upon and inure to the benefit of the parties and their respective, subsidiaries, affiliates, predecessors, successors and assigns.

Each party has cooperated in the drafting and preparation of this Agreement, and therefore in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

ARTICLE XXV - APPLICABLE LAW

This Lease shall be construed under the laws of the Commonwealth of Massachusetts. If any provision of this Lease, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be effected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

ARTICLE XXVI - LIABILITY

If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as LESSEE, the liability of each corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In a like manner, if the LESSEE named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such members shall be deemed to be joint and several.

ARTICLE XXVII - EXAMINATION

The submission of this Lease for examination does not constitute a reservation of or option for the leased Premises, and this Lease becomes effective only upon full execution and delivery thereof by LESSOR and LESSEE.

ARTICLE XXVIII - ESTOPPEL

LESSEE agrees that at any time and from time to time at reasonable intervals, within seven (7) days after written request by LESSOR, LESSEE will execute, acknowledge and deliver to LESSOR, LESSOR’S mortgagee, or an assignee designated by LESSOR, a writing ratifying this Lease and certifying, if such be the case:

(a)	that LESSEE has entered into occupancy of the Leased Premises and the date of such entry;

(b)	that this Lease is in full force and effect, and has not been assigned, modified, or amended in any way (or if there has been any assignment, modification or amendment, identifying the same);

(c)	that this Lease represents the entire agreement between LESSOR and LESSEE as to the subject matter hereof (or if there has been any assignment, modification or amendment identifying the same);

(d)	the date of commencement and expiration of the term;

(e)	that all conditions under this Lease to be performed by LESSOR has been satisfied and all required contributions by LESSOR or LESSEE on account of LESSEE’S improvements have been received (and, and if not, what conditions remain unperformed);

(f)	that to the knowledge of the signer of such writing, no default exists in the performance or observance of any covenant or condition in this Lease and there are no defense or offsets of which the signer may have knowledge; and

(g)	that Minimum Annual Rent and all other rents have been paid under this Lease. LESSEE hereby irrevocably appoints LESSOR it’s attorney-in-fact to execute such a writing in the event LESSEE shall fail to do so within fifteen (15) days of receipt of LESSOR’S request.

ARTICLE XXIX - UNIFORM SIGN PROGRAM

LESSOR shall pay for the installation of LESSEE’S signage on the tenant’s directory for 495 Commerce Park at the street entrance. LESSEE shall pay for any and all signs, permitted to be installed after LESSOR’S prior written consent, on the building; which sign shall be consistent with the sign criteria and after LESSEE has obtained any and all governmental approvals and permits.

ARTICLE XXX - HAZARDOUS WASTE:

LESSEE shall not produce, dump, flush or in any way introduce any hazardous substances or any other toxic substances into or onto the Buildings, the Land, the plumbing, the sewer system, or other waste disposal system, serving the Leased Premises, the Building, 495 Commerce Park, and all of the land on which 495 Commerce Park is situated and located. LESSEE and LESSOR shall not dispose of any hazardous or toxic substances or wastes in or on the Premises and 495 Commerce Park nor generate, store, use or dispose of any hazardous or toxic substances, except as may be permitted by applicable law, therein or thereon. LESSEE states that it has not generated any Hazardous Waste in or upon 495 Commerce Park nor does it have knowledge that any other lessee of the property has done the same. LESSEE shall indemnify, save and hold LESSOR harmless from and against all costs, fees, expenses, including reasonable attorneys’ fees, losses and damages resulting from or arising out of the generation, storage, use or disposal of hazardous wastes by LESSEE on or about the land, Building, Leased Premises and 495 Commerce Park, including the transport or leaching of any hazardous wastes from the Leased Premises, the Building and 495 Commerce Park.

ARTICLE XXXI - ATTORNEY’S FEES

LESSEE shall pay as Additional Rent all of LESSOR’S costs, expenses and attorneys’ fees incurred by LESSOR for any matter relating to this Lease including, but not limited to, any breach by LESSEE of any term, covenant, or condition herein contained, any time LESSOR enforces any of its rights hereunder, anytime LESSOR defends itself due to, arising out of, or related to LESSEE and/or this Lease, or anytime LESSOR attempts to collect any unsatisfied obligation due and owing from LESSEE under this Lease.

ARTICLE XXXII - ENTIRE AGREEMENT

This Lease and the Exhibits hereto constitute the full and complete agreement between the parties with respect to the leasing of the Leased premises and there are no other terms, obligations, covenants, representations, warranties or conditions other then contained herein.

ARTICLE XXXIII - BROKERAGE

Colliers International and CBRE-New England are the brokers of record in this transaction and shall be paid a fee by the Landlord per a separate agreement.

IN WITNESS WHEREOF, LESSOR AND LESSEE have caused this Lease to be signed, sealed and delivered on this 5 day of February, 2013.

LESSOR:		LESSEE:
THE ROUTE 495 COMMERCE PARK LIMITED PARTNERSHIP		SPRING BANK PHARMACEUTICALS, INC.

By:	/s/ Jon Bovarnick	By:	/s/ Doug Jensen
	Jon Bovarnick,		Authorized Representative
Agent for General Partner, David Bovarnick

LEASE AMENDMENT

WHEREAS, THE ROUTE 495 COMMERCE PARK LIMITED PARTNERSHIP, BY ITS GENERAL PARTNER, BY JON BOVARNICK, the General Partner’s Agent, a limited partnership established under the laws of the Commonwealth of Massachusetts, having a usual place of business at 56 Kearney Road, Needham, Massachusetts 02494 (hereinafter “LESSOR), and SPRING BANK PHARMACEUTICALS, INC., with a place of business located at 113 Cedar Street, Suite S-7, Milford, Massachusetts (hereinafter “LESSEE”), have an existing Lease whereby LESSEE uses and occupies Leased Premises known as Suite S-7; and

WHEREAS, LESSOR and LESSEE are desirous of memorializing an agreement to amend the Lease for Suite S-7, including that LEESSEE desires to expand and to lease, use, and occupy additional space known as Suite S-6, as it is adjacent to Suite S-7, and the parties hereto are desirous of having all of the other terms and conditions contained in the Lease remain binding and in full force and effect;

NOW THEREFORE, in consideration of certain mutual promises and covenants herein contained, the sufficiency of which are hereby acknowledged and received, the parties hereby agree as follows:

A. ARTICLE II - PREMISES

In addition to the existing Leased Premises, known as Suite S-7, and comprising approximately 5,750, square feet, more or less, LESSEE is hereby expanding its business and its space requirements and is hereby leasing a portion of the South Building in the Route 495 Commerce Park (hereinafter “495 Commerce Park”), known as Suite S-6, located at 113 Cedar Street, Milford, Massachusetts, together with the improvements thereto (hereinafter known as the “Leased Premises”) comprising of approximately 2,550 square feet, more or less, together with the right to use in common with others entitled thereto, the

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parking area and sidewalks and other common facilities and areas of the office/industrial/warehouse building. The new Leased Premises, in addition to the existing Leased Premises, are delivered in “as is” condition with all building systems serving the Premises in good working order and repair, and the Premises will be in broom clean condition. Hereinafter, LESSEE shall have two Leased Premises with approximately 8,300 square feet, more or less.

Notwithstanding the foregoing, LESSOR shall deliver Suite S-6 and Suite S-7, on a “turnkey” basis, based upon a mutually agreed upon space plan and scope of work (as discussed in the walk through on January 8, 2015). The agreement regarding improvements includes that LESSOR shall re-use existing ceiling and lighting throughout (dirty and damaged ceiling tiles will be replaced and bulbs will be replaced where needed). LESSOR shall provide new carpet and floor tile in lab and in hall way and LESSOR shall pay for the labor associated with the flooring work and LESSEE shall pay for the materials needed to complete the flooring work, not to exceed an amount equal to $500.00. Walls will be patched and touched-up with paint where needed but LESSOR is not obligated to repaint entire walls as the Leased Premises was recently painted.

LESSOR commenced construction of the “executive office space” within Suite S-6, and LESSOR has installed carpeting. LESSEE shall have the right to use and occupancy of the Suite S-6 executive office space immediately upon completion of this portion of the improvements so the office space in the Suite S-7 may then be demolished for the continued improvements.

LESSOR’S improvements and build-out shall be exclusive of LESSEE’S furniture, fixtures, cabinetry and millwork in lab areas, equipment, cabling for phone and data, any new supplemental cooling, and specialty items for “labs” (cooling, power, flooring and ceiling) (collectively the “LESSEE’S Improvements”); all of the labor, materials, costs and expenses of the LESSEE’S Improvements shall be borne by LESSEE and shall be LESSEE’S sole and exclusive responsibility and liability.

Additionally, and in the future, LESSEE shall have the right of first refusal on adjacent space that may become available. LESSEE shall have five (5) business days to accept the terms offered by any prospective tenant.

B. ARTICLE III – TERM

The extended Lease term shall be for Three (3) years (the “Extended Lease Term” or “Extended Term”), commencing upon substantial completion of Tenant Improvements which was April 1, 2015 (the Commencement Date”) and terminating on March 31, 2018 at 10:00 a.m. (the “Termination Date”).

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If LESSEE shall not be in default of any Lease or Lease Amendment covenant, promise, or obligation and, after written notice by the LESSOR to the LESSEE of such default, and such default cannot be cured within ten (10) business days, then LESSEE shall have the option to extend the Lease Term for both Suite S-6 and Suite S-7, for one (1), three (3) year Term (the “Option Term”), at the then fair market value for comparable space in the Milford area. Notwithstanding, the new Base Rent that shall take effect on and after April 1, 2018. Rent during the extension term will not include any amortized tenant improvement amount being paid during this extension term. LESSEE shall provide written notice of its intention to exercise this Option at least Nine (9) Months (which shall be on or before June 30, 2017), prior to Lease Termination Date.

C. ARTICLE IV - RENT

4.1 LESSEE hereby covenants and agrees to pay to LESSOR, without billing or demand and without offset, reduction or counterclaim whatsoever, the fixed minimum rent, during the Extended Term of this Lease, of Two Hundred Fifty-Four Thousand Seven Hundred Sixty-Two and 50/100 ($254,762.50) Dollars (hereinafter the “Minimum Rent” or “Rent”), as follows:

During the first year of the Extended Term, beginning on the Commencement date, LESSEE shall pay LESSOR a Minimum Rent for both Suite S-6 and Suite S-7, of Eighty-Two Thousand Six Hundred Eighty-Seven and 50/100 ($82,687.50), payable in equal, monthly, installments of Six Thousand Eight Hundred Ninety and 63/100 ($6,890.63) Dollars, in advance on the first day of each calendar month.

During the second year of the Extended Term, commencing April 1, 2016, (the “Second Year”), LESSEE shall pay LESSOR a Minimum Rent for both Suite S-6 and Suite S-7, of Eighty-Three Thousand Nine Hundred Sixty-Two and 50/100 ($83,962.50), payable in equal, monthly, installments of Six Thousand Nine Hundred Ninety-Six and 88/100 ($6,996.88) Dollars, in advance on the first day of each calendar month.

During the third year of the Extended Term, commencing April 1, 2017,, LESSEE shall pay LESSOR a Minimum Rent for both Suite S-6 and Suite S-7, of Eighty-Eight Thousand One Hundred Twelve and 50/100 ($88,112.50), payable in equal, monthly, installments of Seven Thousand Three Hundred Forty-Two and 71/100 ($7,342.71) Dollars, in advance on the first day of each calendar month.

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4.2 This lease is a triple net Lease and during the Extended Term of this Lease, and during any Option Term, the LESSEE shall pay the additional rent described in said Lease (“Triple Net”). The LESSEE hereby covenants and agrees to pay additional rent (hereinafter “Additional Rent”), above the Minimum Rent, and exclusive of LESSEE’S liability for its share of all Real Estate Taxes (Twenty-One and 40/100 (21.40%) Percent), Fourteen and 70/100 (14.70%) Percent (hereinafter referred to as “LESSEE’S Proportionate Share”), for all common area maintenance expenses attributable to the operation and maintenance of 495 Commerce Park and the Building, and as more fully described in said Lease.

D. ARTICLE XXIX - UNIFORM SIGN PROGRAM

In addition to signage on the directory, LESSEE shall have the right to exterior building signage, at Tenant’s sole cost and expense provided if, and only if, LESSEE obtains LESSOR’S prior written approval, subject to all municipal codes and approvals, and provided LESSEE obtains all governmental permits, licenses, and approvals.

E. ARTICLE XXXII - BROKER’S COMMISSIONS

Each party hereto agrees that this Lease was brought about through CB Richard Ellis – New England (“LESSOR’S Broker”), and Colliers International (“LESSEE’S Broker”). LESSOR shall pay a fee to LESSOR’S Broker and a separate fee to LESSEE’S Broker after said Broker submits a written bill to LESSOR. LESSOR shall hold LESSEE harmless on all Brokers’ commissions due from, and/or generated by, this Lease.

In all other respects, it is understood and agreed that each and every one of the other terms and conditions contained in the Lease shall remain in full force and effect and they shall be binding upon the parties hereto as if each and every term were set forth fully herein.

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IN WITNESS WHEREOF, LESSOR AND LESSEE have caused this Amendment to Lease to be signed, sealed and delivered on this 7th day of April, 2015.

LESSOR:		LESSEE:

THE ROUTE 495 COMMERCE PARK		SPRING BANK PHARMACEUTICALS, INC.
LIMITED PARTNERSHIP

By:	/s/ Jon Bovarnick	By:	/s/ Doug Jensen
	Jon Bovarnick,		Doug Jensen,
	President		CEO and President
	Agent for		Spring Bank Pharmaceuticals, Inc.
	General Partner		and Treasurer

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